Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
(202) 264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
(757) 380-2104

HII Reports Fourth Quarter and Full Year 2025 Results

•2025 revenue increased 8.2% to $12.5 billion
•2025 diluted earnings per share increased 10.2% to $15.39
•Achieved critical shipbuilding milestones in 2025, including delivery of Virginia-class submarine Massachusetts (SSN 798) and guided missile destroyer Ted Stevens (DDG 128)
•Invested over $400 million in capital improvements in 2025
•Achieved ~14% shipbuilding throughput growth in 2025, targeting ~15% growth in 2026

NEWPORT NEWS, Va. (February 5, 2026) - HII (NYSE:HII) reported fourth quarter 2025 revenues of $3.5 billion compared to $3.0 billion in the fourth quarter of 2024. The increase was driven by growth across all business segments.

Fourth quarter 2025 operating income of $172 million and operating margin of 4.9%, compared to $110 million and 3.7%, respectively, in the fourth quarter of 2024.

Segment operating income1 in the fourth quarter of 2025 was $195 million and segment operating margin1 was 5.6%, compared to $103 million and 3.4%, respectively, in the fourth quarter of 2024. The increases were driven by improved operating results across all business segments.
Diluted earnings per share in the quarter was $4.04, compared to $3.15 in the fourth quarter of 2024.

For the full year, revenues of $12.5 billion increased 8.2% over 2024, due to growth across all business segments.

Operating income in 2025 was $657 million and operating margin was 5.3%, compared to $535 million and 4.6%, respectively, in 2024.

Segment operating income1 in 2025 was $717 million and segment operating margin1 was 5.7%, compared to $573 million and 5.0%, respectively, in 2024, the increase was driven by improved operating results across all business segments.

Diluted earnings per share for the full year was $15.39, compared to $13.96 in 2024.

Net cash provided by operating activities in 2025 was $1,196 million and free cash flow1 was $800 million, compared to $393 million and $40 million, respectively, in 2024.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Exhibit 99.1 News Release
Chris Kastner, HII’s president and CEO, said, “We made solid progress on our operational initiatives in 2025 and enter 2026 with strong momentum. With more than 40 ships at Ingalls and Newport News in active construction or modernization, our focus in 2026 is clear: We must build on this momentum, and continue to increase our shipbuilding throughput. The U.S. Navy and all of our defense customers need our ships and technologies now more than ever and we are committed to delivering for our customer and the nation.”

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Results of Operations

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions, except per share amounts)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Sales and service revenues	$3,476	$3,004	$472	15.7%	$12,484	$11,535	$949	8.2%
Operating income	172	110	62	56.4%	657	535	122	22.8%
Operating margin %	4.9%	3.7%		129 bps	5.3%	4.6%		62 bps
Segment operating income[1]	195	103	92	89.3%	717	573	144	25.1%
Segment operating margin %[1]	5.6%	3.4%		218 bps	5.7%	5.0%		78 bps
Net earnings	159	123	36	29.3%	605	550	55	10.0%
Diluted earnings per share	$4.04	$3.15	$0.89	28.3%	$15.39	$13.96	$1.43	10.2%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Sales and service revenues	$889	$736	$153	20.8%	$3,078	$2,767	$311	11.2%
Segment operating income	68	46	22	47.8%	233	211	22	10.4%
Segment operating margin %	7.6%	6.3%		140 bps	7.6%	7.6%		(6) bps

Ingalls Shipbuilding revenues for the fourth quarter of 2025 were $889 million, an increase of $153 million, or 20.8%, from the same period in 2024, driven by higher volumes in amphibious assault ships and surface combatants.

Ingalls Shipbuilding segment operating income for the fourth quarter of 2025 was $68 million and segment operating margin was 7.6%, compared to $46 million and 6.3% in the same period in the prior year, respectively. These increases were primarily due to higher volumes and lower unfavorable cumulative catch-up adjustments for amphibious assault ships and surface combatants compared to the prior year period.

Ingalls Shipbuilding 2025 revenues were $3.1 billion, an increase of $311 million, or 11.2%, compared to 2024, primarily driven by higher volumes in surface combatants and amphibious assault ships.

Ingalls Shipbuilding segment operating income in 2025 was $233 million and segment operating margin was 7.6%, compared to $211 million and 7.6% in 2024, respectively. The increase in operating income was primarily due to higher volumes and contract adjustments in surface combatants, partially offset by lower performance in amphibious assault ships.

Key 2025 Ingalls Shipbuilding milestones:
•Launched and christened guided missile destroyer Jeremiah Denton (DDG 129)
•Christened amphibious transport dock Harrisburg (LPD 30)
•Began fabrication of amphibious transport dock Philadelphia (LPD 32)
•Signed MOA with HD Hyundai Heavy Industries to explore opportunities to collaborate on accelerating ship production
•Selected by the U.S. Navy to design and build the future frigate FF(X)
•Delivered guided missile destroyer Ted Stevens (DDG 128) to the U.S. Navy

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Newport News Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Sales and service revenues	$1,891	$1,588	$303	19.1%	$6,507	$5,969	$538	9.0%
Segment operating income	84	38	46	121.1%	331	246	85	34.6%
Segment operating margin %	4.4%	2.4%		205 bps	5.1%	4.1%		97 bps

Newport News Shipbuilding revenues for the fourth quarter of 2025 were $1.9 billion, an increase of $303 million, or 19.1%, from the same period in 2024, primarily driven by higher volumes in submarines and aircraft carriers.

Newport News Shipbuilding segment operating income for the fourth quarter of 2025 was $84 million and segment operating margin was 4.4%, compared to $38 million and 2.4% in the same period in the prior year, respectively.
These increases were primarily due to lower unfavorable cumulative catch-up adjustments for Virginia-class submarine construction compared to the prior year period, as well as favorable contract adjustments on the Virginia-class submarine program in the current period, partially offset by contract incentives on the Columbia-class program received in the fourth quarter of 2024.

Newport News Shipbuilding 2025 revenues were $6.5 billion, an increase of $538 million, or 9.0%, compared to 2024, primarily driven by higher volumes in submarines and aircraft carriers.

Newport News Shipbuilding segment operating income for 2025 was $331 million and segment operating margin was 5.1%, compared to $246 million and 4.1% in 2024, respectively. The increases were primarily driven by contract adjustments in the Virginia-class submarine program, partially offset by contract adjustments and incentives in 2024 in the aircraft carrier refueling and complex overhaul program.

Key 2025 Newport News Shipbuilding milestones:
•Closed the acquisition of South Carolina advanced manufacturing facility and began work at Newport News Shipbuilding - Charleston Operations
•Successfully installed the first valve manifold assembly created by additive manufacturing technology on a new construction aircraft carrier
•Awarded contract modification for construction of two additional Block V Virginia-class submarines
•Celebrated the keel laying of Virginia-class attack submarine Barb (SSN 804)
•Launched Virginia-class submarine Arkansas (SSN 800)
•Delivered Virginia-class submarine Massachusetts (SSN 798) to the U.S. Navy

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Mission Technologies

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Sales and service revenues	$731	$713	$18	2.5%	$3,044	$2,937	$107	3.6%
Segment operating income	43	19	24	126.3%	153	116	37	31.9%
Segment operating margin %	5.9%	2.7%		322 bps	5.0%	3.9%		108 bps

Mission Technologies revenues for the fourth quarter of 2025 were $731 million, an increase of $18 million, or 2.5%, from the same period in 2024. The increase was primarily due to higher volumes in Warfare Systems, Global Security, and Unmanned Systems, partially offset by lower volumes in All-Domain Operations.

Mission Technologies segment operating income in the fourth quarter of 2025 was $43 million and segment operating margin was 5.9%, compared to $19 million and 2.7% in the same period in the prior year, respectively. The increases were primarily due to higher performance in Warfare Systems, Global Security and Unmanned Systems, as well as the higher volumes noted above.

Mission Technologies 2025 revenues were $3.0 billion, an increase of $107 million, or 3.6%, compared to 2024, primarily due to higher volumes in Warfare Systems, Global Security, and Unmanned Systems, partially offset by lower volumes in All-Domain Operations.

Mission Technologies segment operating income in 2025 was $153 million and segment operating margin was 5.0%, compared to $116 million and 3.9% in 2024, respectively. The increases were primarily due to lower purchased intangible amortization, higher performance in Warfare Systems, as well as the higher volumes described above.

Mission Technologies results included approximately $89 million of amortization of purchased intangible assets in 2025, compared to approximately $99 million in 2024.

Mission Technologies EBITDA margin1 for full year 2025 was 8.6%, compared to 7.9% in 2024.

Key 2025 Mission Technologies highlights:
•Australian Submarine Supplier Qualification (AUSSQ): Awarded a multi-year contract to accelerate integration of Australian suppliers into the U.S. submarine industrial base
•Directed Energy Leadership: Selected to develop an open architecture High-Energy Laser weapon system for the U.S. Army’s Rapid Capabilities and Critical Technologies Office
•Naval Training Support: Secured a $147 million contract to provide shipboard and shore-based combat training services for the U.S. Navy
•Army Training Solutions: Received multiple-award contract to deliver live training capabilities for the U.S. Army’s Program Executive Office for Simulation, Training and Instrumentation
•Unmanned Systems Expansion:
◦Delivered initial Lionfish small uncrewed undersea vehicles (SUUVs) to the U.S. Navy under a multi-year program
◦Announced orders for more than a dozen REMUS 300 SUUVs by Hitachi
◦Achieved successful forward-deployed launch and recovery of the Yellow Moray UUV, a REMUS 600 variant, from the USS Delaware (SSN 791)
◦Completed production of the 750th REMUS UUV, a REMUS 300, at HII’s Pocasset, MA facility
•Autonomy and AI Integration: Unveiled the ROMULUS family of unmanned surface vessels, powered by HII’s Odyssey Autonomous Control System (ACS) software suite
•Strategic Partnerships and Investments:
◦Partnered with Shield AI to advance modular, cross-domain mission autonomy
◦Invested in a new integration and test facility to support the U.S. Army’s Enduring High-Energy Laser (E-HEL) weapon system program

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

HII’s Financial Outlook1 includes the following expectations:

•Medium term2 HII revenue growth of approximately 6%
•Medium term2 shipbuilding revenue growth of approximately 6%
•Medium term2 Mission Technologies revenue growth of approximately 5%
•FY26 shipbuilding revenue between $9.7 and $9.9 billion; expect shipbuilding operating margin3 between
5.5% and 6.5%
•FY26 Mission Technologies revenue between $3.0 to $3.2 billion, Mission Technologies segment operating margin of approximately 5%; and Mission Technologies EBITDA margin3 between 8.4% and 8.6%
•FY26 free cash flow3 between $500 and $600 million

FY26 Outlook[1]
Shipbuilding Revenue	$9.7B - $9.9B
Shipbuilding Operating Margin[3]	5.5% - 6.5%
Mission Technologies Revenue	$3.0B - $3.2B
Mission Technologies Segment Operating Margin	~5%
Mission Technologies EBITDA Margin[3]	8.4% - 8.6%

Operating FAS/CAS Adjustment	($44M)
Non-current State Income Tax Expense[4]	~($20M)
Interest Expense	($105M)
Non-operating Retirement Benefit	$213M
Effective Tax Rate	~17%

Depreciation & Amortization	~$330M
Capital Expenditures	4% - 5% of Sales
Free Cash Flow[3]	$500M - $600M

1The financial outlook, expectations and other forward-looking statements provided by the company for 2026 and beyond reflect the company's judgment based on the information available at the time of this release. Please see the "Forward-looking Statements" section in this release and our Form 10-K for factors that may impact the company's ability to meet expectations.

2Medium term growth represents our expected compound annual growth rate over the next three to five years.

3Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking
GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

4Outlook is based on current tax law. Variability exists based on how and when individual states conform to recent federal tax law changes.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

About Huntington Ingalls Industries

HII is America’s largest shipbuilder, delivering the world’s most powerful ships and all-domain mission technologies, including unmanned systems, to U.S. and allied defense customers. HII is the largest producer of unmanned underwater vehicles for the U.S. Navy and the world.

With a more than 140-year history of advancing U.S. national security, HII builds and integrates defense capabilities extending from the core fleet to C6ISR, AI/ML, EW and synthetic training. Headquartered in Virginia, HII’s workforce is 44,000 strong. For more information, visit HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: HII.com. A telephone replay of the conference call will be available from noon today through Thursday, February 19th by calling (866) 813-9403 or (929) 458-6194 and using access code 952060.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this earnings release and in our other filings with the SEC, as well as other statements we may make from time to time, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance," "outlook," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to:

•our dependence on the U.S. Government for substantially all of our business;
•significant delays or reductions in appropriations for our programs and/or changes in customer priorities and requirements (including government budgetary constraints, government shutdowns, shifts in defense spending, and changes in customer short-range and long-range plans);
•our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges, changes in trade policy, or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively;
•changes in business practices, procurement processes and government regulations and our ability to comply with such requirements;
•adverse economic conditions in the United States and globally;
•our level of indebtedness and ability to service our indebtedness;
•our ability to deliver our products and services at an affordable life cycle cost and compete within our markets;
•our ability to attract, retain, and train a qualified workforce;
•subcontractor and supplier performance and the availability and pricing of raw materials and components;
•our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions;
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil, and administrative), and/or other legal proceedings, and improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate, including the impact on our reputation or ability to do business;
•changes in key estimates and assumptions regarding our pension and retiree health care costs;
•security threats, including cyber security threats, and related disruptions;
•natural and environmental disasters and political instability;

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

•health epidemics, pandemics and similar outbreaks; and
•other risk factors discussed herein and in our other filings with the SEC.

There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable
GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended December 31		Year Ended December 31
(in millions, except per share amounts)	2025	2024	2025	2024
Sales and service revenues
Product sales	$2,391	$1,990	$8,133	$7,464
Service revenues	1,085	1,014	4,351	4,071
Sales and service revenues	3,476	3,004	12,484	11,535
Cost of sales and service revenues
Cost of product sales	2,119	1,780	7,081	6,500
Cost of service revenues	955	903	3,818	3,585
Income from operating investments, net	13	14	46	49
Other income and gains, net	2	9	3	9
General and administrative expenses	245	234	977	973
Operating income	172	110	657	535
Other income (expense)
Interest expense	(26)	(27)	(105)	(95)
Non-operating retirement benefit	47	45	190	179
Other, net	5	3	35	24
Earnings before income taxes	198	131	777	643
Federal and foreign income tax expense	39	8	172	93
Net earnings	$159	$123	$605	$550

Basic earnings per share	$4.05	$3.15	$15.39	$13.96
Weighted-average common shares outstanding	39.3	39.1	39.3	39.4

Diluted earnings per share	$4.04	$3.15	$15.39	$13.96
Weighted-average diluted shares outstanding	39.4	39.1	39.3	39.4

Dividends declared per share	$1.38	$1.35	$5.43	$5.25

Net earnings from above	$159	$123	$605	$550
Other comprehensive income
Change in unamortized benefit plan costs	(36)	514	(33)	528
Tax benefit (expense) for items of other comprehensive income	9	(130)	8	(134)
Other comprehensive income (loss), net of tax	(27)	384	(25)	394
Comprehensive income	$132	$507	$580	$944

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions)	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$774	$831
Accounts receivable, net	339	212
Contract assets	1,758	1,683
Inventoried costs, net	219	208
Income taxes receivable	284	204
Prepaid expenses and other current assets	77	90
Total current assets	3,451	3,228
Property, Plant, and Equipment, net of accumulated depreciation of $2,754 million as of 2025 and $2,583 million as of 2024	3,726	3,450
Other Assets
Operating lease assets	267	239
Goodwill	2,650	2,618
Other intangible assets, net of accumulated amortization of $1,222 million as of 2025 and $1,118 million as of 2024	694	782
Pension plan assets	1,544	1,422
Miscellaneous other assets	417	402
Total other assets	5,572	5,463
Total assets	$12,749	$12,141
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	556	598
Accrued employees’ compensation	443	392
Current portion of long-term debt	—	503
Current portion of postretirement plan liabilities	119	124
Current portion of workers’ compensation liabilities	217	201
Contract liabilities	1,220	774
Other current liabilities	490	399
Total current liabilities	3,045	2,991
Long-term debt	2,700	2,700
Pension plan liabilities	155	142
Other postretirement plan liabilities	200	209
Workers’ compensation liabilities	442	443
Long-term operating lease liabilities	223	205
Deferred tax liabilities	572	378
Other long-term liabilities	339	407
Total liabilities	7,676	7,475
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,826,236 issued and 39,241,527 outstanding as of December 31, 2025, and 53,714,128 issued and 39,129,419 outstanding as of December 31, 2024	1	1
Additional paid-in capital	2,087	2,045
Retained earnings	5,487	5,097
Treasury stock	(2,449)	(2,449)
Accumulated other comprehensive loss	(53)	(28)
Total stockholders’ equity	5,073	4,666
Total liabilities and stockholders’ equity	$12,749	$12,141

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
($ in millions)	2025	2024
Operating Activities
Net earnings	$605	$550
Adjustments to reconcile to net cash provided by operating activities
Depreciation	225	217
Amortization of purchased intangibles	104	109
Stock-based compensation	54	23
Deferred income taxes	203	(122)
Loss (gain) on investments in marketable securities	(34)	(22)
Other non-cash transactions, net	23	10
Change in
Accounts receivable	(127)	256
Contract assets	(75)	(146)
Inventoried costs	(11)	(22)
Prepaid expenses and other assets	(66)	(33)
Accounts payable and accruals	449	(315)
Retiree benefits	(154)	(112)
Net cash provided by operating activities	1,196	393
Investing Activities
Capital expenditures
Capital expenditure additions	(402)	(367)
Grant proceeds for capital expenditures	6	14
Acquisitions of businesses	(132)	—
Proceeds from sale of investments	5	—
Other investing activities, net	2	5
Net cash used in investing activities	(521)	(348)
Financing Activities
Proceeds from issuance of long-term debt	—	1,000
Repayment of long-term debt	(500)	(229)
Proceeds from line of credit borrowings	—	42
Repayment of line of credit borrowings	—	(42)
Debt issuance costs	—	(17)
Dividends paid	(213)	(206)
Repurchases of common stock	—	(162)
Employee taxes on certain share-based payment arrangements	(14)	(25)
Other financing activities, net	(5)	(5)
Net cash provided by (used in) financing activities	(732)	356
Change in cash and cash equivalents	(57)	401
Cash and cash equivalents, beginning of period	831	430
Cash and cash equivalents, end of period	$774	$831
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$96	$255
Cash paid for interest	$108	$101
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$23	$23

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

This earnings release contains non-GAAP (accounting principles generally accepted in the United States of
America) financial measures as defined by SEC Regulation G and indicated by a footnote in the text of this release. Definitions for the non-GAAP measures, and related reconciliations, are provided below. Because not all companies use identical definitions or calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Segment Operating Income and Segment Operating Margin. We internally manage our operations by reference to segment operating income and segment operating margin and use these measures to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/
CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin.
We use shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin to evaluate our core operating performance. We believe these measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News
Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue. Shipbuilding revenue is the sum of revenues of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission
Technologies revenues.

Free cash flow. We use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. We believe free cash flow is an important measure that may be useful to investors and other users of our financial statements because it provides insight into our current and period-to-period performance and our ability to generate cash from continuing operations. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2025	2024	2025	2024
Ingalls revenues	$889	$736	$3,078	$2,767
Newport News revenues	1,891	1,588	6,507	5,969
Mission Technologies revenues	731	713	3,044	2,937
Intersegment eliminations	(35)	(33)	(145)	(138)
Sales and Service Revenues	3,476	3,004	12,484	11,535

Operating Income	172	110	657	535
Operating FAS/CAS Adjustment	10	14	35	62
Non-current state income taxes	13	(21)	25	(24)
Segment Operating Income	195	103	717	573
As a percentage of sales and service revenues	5.6%	3.4%	5.7%	5.0%
Ingalls segment operating income	68	46	233	211
As a percentage of Ingalls revenues	7.6%	6.3%	7.6%	7.6%
Newport News segment operating income	84	38	331	246
As a percentage of Newport News revenues	4.4%	2.4%	5.1%	4.1%
Mission Technologies segment operating income	43	19	153	116
As a percentage of Mission Technologies revenues	5.9%	2.7%	5.0%	3.9%

Reconciliation of Free Cash Flow

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$650	$391	$1,196	$393
Less capital expenditures:
Capital expenditure additions	(134)	(114)	(402)	(367)
Grant proceeds for capital expenditures	—	—	6	14
Free cash flow	$516	$277	$800	$40

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2025	2024	2025	2024
Mission Technologies sales and service revenues	$731	$713	$3,044	$2,937

Mission Technologies segment operating income	$43	$19	$153	$116
Mission Technologies depreciation expense	5	3	14	11
Mission Technologies amortization expense	22	24	89	99
Mission Technologies state tax expense	(1)	1	5	7
Mission Technologies EBITDA	$69	$47	$261	$233
Mission Technologies EBITDA margin	9.4%	6.6%	8.6%	7.9%

HII
4101 Washington Ave. • Newport News, VA 23607
HII.com